Termination of Services Agreement

This Termination of Services Agreement is made and entered into as of January 15, 2010 by and between American Realty Capital II, LLC (“ARC II”) and Healthcare Trust of America, Inc. (f/k/a Grubb & Ellis Healthcare REIT, Inc.) (the “REIT”).

WHEREAS, ARC II and the REIT entered into that certain Services Agreement as of April 3, 2009, as amended (the “Services Agreement”), pursuant to which ARC II would make available to the REIT certain services as described in the Services Agreement;

WHEREAS, the REIT has completed its transition to self-management and is no longer in need of ARC II to provide the services described in the Services Agreement; and

WHEREAS, ARC II and the REIT now desire to terminate the Services Agreement as of the date hereof;

NOW, THEREFORE, the parties hereby agree as follows:

1. Notwithstanding any provision to the contrary contained in the Services Agreement, each of ARC II and the REIT hereby agree to terminate the Services Agreement effective as of the date hereof.

2. Each of ARC II and the REIT agree that neither party has any outstanding obligation to the other pursuant to the terms of the Services Agreement.

HEALTHCARE TRUST OF AMERICA, INC.

By: /s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer and President

AMERICAN REALTY CAPITAL II, LLC

By: /s/ William Kahane
Name: William Kahane
Title: President